Exhibit 10.17

CADRE HOLDINGS, INC.

2021 STOCK INCENTIVE PLAN

STOCK AWARD AGREEMENT

STOCK AWARD AGREEMENT (the “Agreement”) made as of this «numberdate» day of «month», «year», by and between Cadre Holdings, Inc., a Delaware corporation, having its principal office at 13386 International Pkwy, Jacksonville, FL 32218 (the “Company”), and «FirstName» «LastName», an individual residing in «citystate» (the “Recipient”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Company’s 2021 Stock Incentive Plan.

WHEREAS, the Company has heretofore adopted the Black Diamond, Inc. 2021 Stock Incentive Plan (the “Plan”) for the benefit of certain employees, officers, directors, consultants, independent contractors and advisors of the Company or Subsidiaries of the Company, which Plan has been approved by the Company’s stockholders; and the Recipient is a valued and trusted «employee / director» of the Company and/or one of its subsidiaries; and

WHEREAS, the Company believes it to be in the best interests of the Company to secure the future services of the Recipient by providing the Recipient with an inducement to remain an «employee / director» of the Company and/or one of its Subsidiaries through the grant of a stock grant in the Company.

NOW, THEREFORE, the parties agree as follows:

1.            Stock Award. Subject to the provisions hereinafter set forth and the terms and conditions of the Plan, the Company hereby grants to the Recipient, as of «grantdate» (the “Grant Date”), a stock award, subject to the vesting schedule set forth below, of up to an aggregate of «amountofshares» shares (the “Grant Shares”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”), such number being subject to adjustment as provided in the Plan. As more fully described below, the Grant Shares granted hereby are subject to forfeiture by the Recipient if certain criteria are not satisfied.

2.            Vesting.

(a)            The Grant Shares shall vest and become non-forfeitable in accordance with the following schedule:

Earned Portion of
Vesting Date	Grant Shares

«Vestingdate1»	«shares»
«Vestingdate2»	«shares1»
«Vestingdate3»	«shares2»
«Vestingdate4»	«Shares4»
«Vestingdate5»	«Shares5»

(b)            Notwithstanding the vesting schedule set forth above, such vesting schedule may be accelerated by the Board of Directors or the Compensation Committee of the Board of Directors (the “Committee”) in their sole decision.

(c)            Upon the vesting date the earned portion of the Grant Shares shall be issued to the Recipient in accordance with the Plan and the terms hereof including Section 3 below.

(d)            If the Recipient is terminated by the Company or its Subsidiaries for Cause (as defined in the Plan), voluntarily terminates employment by the Company or its Subsidiaries or if Recipient’s service to the Company is Terminated because of death or Disability of Recipient, prior to the satisfaction of the vesting provisions set forth above, no further portion of the Grant Shares shall become vested pursuant to this Agreement and such unvested Grant Shares shall be forfeited effective as of the date that the Recipient ceases to be so employed by the Company.

(e)            Nothing in the Plan or this Agreement shall confer on Recipient any right to continue in the employ of, or other relationship with, the Company or any Subsidiary of the Company, or limit in any way the right of the Company or any Affiliate or Subsidiary of the Company to terminate Recipient’s employment or other relationship at any time, with or without Cause. This Agreement does not constitute an employment contract. This Agreement does not guarantee employment for the length of time of the vesting schedule set forth above or for any portion thereof.

(f)            Recipient understands that Recipient may suffer adverse tax consequences as a result of the grant, vesting or disposition of the Grant Shares. Recipient represents that Recipient has consulted with his or her own independent tax consultant(s) as Recipient deems advisable in connection with the grant, vesting or disposition of the Grant Shares and that Recipient is not relying on the Company for any tax advice.

3.            Issuance and Withholding.

(a)            Upon vesting, the Company shall issue the earned Grant Shares registered in the name of Recipient, Recipient’s authorized assignee, or Recipient’s legal representative, and shall deliver certificates representing the Grant Shares.

(b)            Subject to Section 16 below, prior to the issuance of the Grant Shares, Recipient must pay or provide for any applicable federal or state withholding obligations of the Company.

4.            Compliance With Laws and Regulations. The issuance and transfer of Grant Shares shall be subject to compliance by the Company and Recipient with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange or quotation system on which the Company’s Common Stock may be listed at the time of such issuance or transfer

5.            Non-transferability. Until the Grant Shares shall be vested and issued and until the satisfaction of any and all other conditions specified herein, the Grant Shares may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the Recipient, other than by will or by the laws of descent and distribution, except upon the written consent of the Company and, in any case, in compliance with the terms and conditions of this Agreement. The terms of this stock award shall be binding upon the executors, administrators, successors and assigns of Recipient.

6.            Privileges of Stock Ownership. Recipient shall not have any of the rights of a stockholder with respect to any Grant Shares until the Grant Shares are issued to Recipient.

7.            Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Recipient or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Recipient.

8.            Entire Agreement. The Plan is incorporated herein by reference. This Agreement and the Plan constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter.

9.            Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Recipient shall be in writing and addressed to Recipient at the address indicated above or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by facsimile.

10.          Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Recipient and Recipient’s heirs, executors, administrators, legal representatives, successors and assigns.

11.          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, applicable to agreements made and to be performed entirely within such state, other than conflict of laws principles thereof directing the application of any law other than that of Delaware.

12.         Acceptance. Recipient hereby acknowledges receipt of a copy of the Plan and this Agreement. Recipient has read and understands the terms and provisions thereof, and accepts this stock award subject to all the terms and conditions of the Plan and this Agreement. Recipient acknowledges that there maybe adverse tax consequences upon the grant or the vesting of this stock award, issuance or disposition of the Grant Shares and that the Company has advised Recipient to consult a tax advisor regarding the tax consequences of the grant, vesting, issuance or disposition.

13.         Covenants of the Recipient The Recipient agrees (and for any heir, executor, administrator, legal representative, successor, or assignee hereby agrees), as a condition upon the grant of the stock award hereunder:

(a)            Upon the request of the Committee, to execute and deliver a certificate, in form satisfactory to the Committee, certifying that the Grant Shares being acquired pursuant to the vesting provisions set forth above are for such person’s own account for investment only and not with any view to or present intention to resell or distribute the same. The Recipient hereby agrees that the Company shall have no obligation to deliver the Grant Shares unless and until such certificate shall be executed and delivered to the Company by the Recipient or any successor.

(b)            Upon the request of the Committee, to execute and deliver a certificate, in form satisfactory to the Committee, certifying that any subsequent resale or distribution of the Grant Shares by the Recipient shall be made only pursuant to either (i) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement has become effective and is current with regard to the Grant Shares being sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Recipient shall, prior to any offer of sale or sale of such Grant Shares, obtain a prior favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, as to the application of such exemption thereto. The foregoing restriction contained in this subparagraph (b) shall not apply to (i) issuances by the Company so long as the Grant Shares being issued are registered under the Securities Act and a prospectus in respect thereof is current, or (ii) re-offerings of the Grant Shares by Affiliates of the Company (as defined in Rule 405 or any successor rule or regulation promulgated under the Securities Act) if the Grant Shares being re-offered are registered under the Securities Act and a prospectus in respect thereof is current.

(c)           That certificates evidencing Grant Shares being acquired pursuant to the vesting schedule set forth above shall bear a legend, in form satisfactory to counsel for the Company, manifesting the investment intent and resale restrictions of the Recipient described in this Section.

(d)           That upon vesting of the Grant Shares pursuant to the vesting provisions set forth above, or upon sale of the Grant Shares, as the case may be, the Company shall have the right to require the Recipient to remit to the Company, or in lieu thereof, the Company may deduct, an amount of shares or cash sufficient to satisfy federal, state or local withholding tax requirements, if any, prior to the delivery of any certificate for such Grant Shares or thereafter, as appropriate.

14.         Obligations of the Company

(a)            Notwithstanding anything to the contrary contained herein, neither the Company nor its transfer agent shall be required to issue any fraction of a share of Common Stock, and the Company shall issue the largest number of whole Grant Shares of Common Stock to which Recipient is entitled and shall return to the Recipient the amount of any unissued fractional share in cash.

(b)            The Company may endorse such legend or legends upon the certificates for Grant Shares issued to the Recipient pursuant to the Plan and may issue such “stop transfer” instructions to its transfer agent in respect of such Grant Shares as, in its discretion, it determines to be necessary or appropriate to: (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act; or (ii) implement the provisions of the Plan and any agreement between the Company and the Recipient or grantee with respect to such Grant Shares.

(c)            The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Grant Shares to Recipient, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer.

(d)            All Grant Shares issued following vesting shall be fully paid and non-assessable to the extent permitted by law.

15.          No Section 83(b) Election. Recipient shall not file an election with the Internal Revenue Service under Section 83(b).

16.         Withholding Taxes. The Recipient acknowledges that the Company is not responsible for the tax consequences to the Recipient of the granting, vesting or issuance of the Grant Shares, and that it is the responsibility of the Recipient to consult with the Recipient’s personal tax advisor regarding all matters with respect to the tax consequences of the granting, vesting and issuance of the Grant Shares. The Company shall have the right to deduct from the Grant Shares or any payment to be made with respect to the Grant Shares any amount that federal, state, local or foreign tax law requires to be withheld with respect to the Grant Shares or any such payment. Alternatively, the Company may require that the Recipient, prior to or simultaneously with the Company incurring any obligation to withhold any such amount, pay such amount to the Company in cash or in shares of the Company’s Common Stock (including shares of Common Stock retained from the stock award creating the tax obligation), which shall be valued at the Fair Market Value of such shares on the date of such payment. In any case where it is determined that taxes are required to be withheld in connection with the issuance, transfer or delivery of the shares, the Company may reduce the number of shares so issued, transferred or delivered by such number of shares as the Company may deem appropriate to comply with such withholding. The Company may also impose such conditions on the payment of any withholding obligations as may be required to satisfy applicable regulatory requirements under the Exchange Act, if any.

17.          Miscellaneous

(a)            If the Recipient loses this Agreement representing the stock award granted hereunder, or if this Agreement is stolen, damaged or destroyed, the Company shall, subject to such reasonable terms as to indemnity as the Committee, in its sole discretion shall require, replace the Agreement.

(b)            This Agreement cannot be amended, supplemented or changed, and no provision hereof can be waived, except by a written instrument making specific reference to this Agreement and signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. A waiver of any right derived hereunder by the Recipient shall not be deemed a waiver of any other right derived hereunder.

(c)            This Agreement may be executed in any number of counterparts, but all counterparts will together constitute but one agreement.

(d)            In the event of a conflict between the terms and conditions of this Agreement and the Plan, the terms and conditions of the Plan shall govern. All capitalized terms used herein but not defined shall have the meanings given to such terms in the Plan.

(e)            All Grant Shares and benefits provided under this Agreement shall be subject to any compensation recovery or clawback policy as required under applicable law, rule or regulation or otherwise adopted by the Company from time to time.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in duplicate by its duly authorized representative and Recipient has executed this Agreement in duplicate as of the Date of Grant.

Cadre Holdings, INC.

By:
Name:
Title:

RECIPIENT

By:
«FirstName» «LastName»